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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [}


Check the appropriate box:

___ Preliminary proxy statement

___ Definitive proxy statement

X   Definitive additional materials

___ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

___ Soliciting Materials under Rule 14a-12

                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

X   No fee required.

___ Fee computed on table below per Exchange Act Rules 14A-6(I)(1)

    not applicable)

___ Fee paid previously with preliminary materials

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (not applicable)
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                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                           BOSTON, MASSACHUSETTS 02210

                   NOTICE OF ADJOURNED MEETING OF SHAREHOLDERS

                              SERIES III SHARES OF

                         LIFESTYLE AGGRESSIVE 1000 TRUST
                           LIFESTYLE GROWTH 820 TRUST
                          LIFESTYLE BALANCED 640 TRUST
                          LIFESTYLE MODERATE 460 TRUST
                        LIFESTYLE CONSERVATIVE 280 TRUST
                     (COLLECTIVELY, THE "LIFESTYLE TRUSTS")

Notice is hereby given that at the meeting of shareholders for John Hancock Trust held on March 1, 2005 at 10 a.m. it was voted to adjourn the meeting as to Proposal 5 for Series III shares of each Lifestyle Trust.

The adjourned meeting will be held on FRIDAY, MARCH 18, 2005 AT 10 A.M. EASTERN TIME at 601 Congress Street, Boston, Massachusetts.

The adjourned meeting will be held for the following purposes:

Proposal 5  Approval of an amended Rule 12b-1 Distribution Plan ("12b-1 Plan")
            for Series III shares of each Lifestyle Trust. (Shareholders of Series III shares of each Lifestyle Trust will vote separately on this proposal.)

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5.

Each shareholder of Series III shares of each Lifestyle Trust of record at the close of business on December 31, 2004 is entitled to receive notice of and to vote at the adjourned meeting.

                                        Sincerely,

                                        Andrew Corselli
                                        Secretary
                                        John Hancock Trust

March 1, 2005
Boston, Massachusetts